UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2006

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2005, Nordson Corporation issued a press release announcing several changes to its executive management team and the intended retirement of Nicholas D. Pellecchia, corporate vice president, finance and controller. Mr. Pellecchia, after nearly 20 years of service as an executive vice president of the company, will retire on February 28, 2006. A copy of the September 15, 2005 press release is filed with this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02(b).

Item 5.02(c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2005, Nordson Corporation issued a press release announcing several changes to its executive management team, including the intended appointment of Gregory A. Thaxton as corporate controller and the company’s chief accounting officer in charge of the corporate accounting function and investor relations. At its February 21, 2006 Organizational Meeting, the Board of Directors formally elected Mr. Thaxton as corporate controller and the company’s chief accounting officer. A copy of the September 15, 2005 press release is filed with this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02(c). The company issued a press release dated February 22, 2006 announcing Mr. Thaxton’s election. A copy of the February 22, 2006 press release is filed with this Form 8-K as Exhibit 99.2 and is hereby incorporated by reference in this Item 5.02(c)

Item 9.01 Financial Statements and Exhibits.

Press Release of Nordson Corporation dated September 15, 2005.

Press Release of Nordson Corporation dated February 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

February 23, 2006	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated September 15, 2005
99.2	Press release of Nordson Corporation dated February 22, 2006